                      WAIVER, CONSENT AND THIRD AMENDMENT

     THIS WAIVER, CONSENT AND THIRD AMENDMENT (this "WAIVER") is entered into as of May 5, 1999, between NCI Building Systems, Inc., a Delaware corporation ("BORROWER"), NationsBank, N.A., as Administrative Agent ("AGENT"), UBS, AG, Stamford Branch, as Documentation Agent ("DOCUMENTATION AGENT"), and the financial institutions named as Lenders therein (collectively, "LENDERS"). Capitalized Terms not defined herein have the meaning giving such terms in the Credit Agreement described below.

                                       RECITALS

     A. Borrower, Agent, Documentation Agent, NationsBanc Montgomery Securities LLC, as Syndication Agent, and Lenders executed a credit agreement dated as of March 25, 1998 (as previously amended by the First Amendment dated May 1,1998 and the Second Amendment dated May 5, 1998, the "CREDIT AGREEMENT").

     B. Borrower intends to issue a minimum of $125,000,00 Senior Subordinated Notes due 2009 (the "SENIOR NOTES").

     C. The Senior Notes will constitute Funded Debt, and will be Permitted Debt under the Credit Agreement in accordance with item (7) on SCHEDULE 7.15 thereto, PROVIDED THAT (i) such debt is contractually subordinated or junior in right of payment to the Obligation on terms satisfactory to Determining Lenders, and (ii) the Companies comply with SECTION 3.2(c)(iii) of the Agreement with respect to mandatory prepayments of the Facilities.

     D. Attached as EXHIBIT "A" to this Waiver are extracts to Section 1.01 (Definitions) and the entire Article Eleven (Subordination) of the April 28, 1999 draft of the Indenture covering the Senior Notes ("SENIOR NOTES INDENTURE") as delivered by Borrower to Agent, which among other things, sets forth the subordination terms of the Senior Notes ("SUBORDINATION TERMS").

     E. Among other things, SECTION 3.2(c) of the Credit Agreement requires Borrower to prepay the Principal Debt in the amount of 100% of any Funded Debt incurred by any Company after the date of the Credit Agreement (net of underwriting discounts and commissions and other costs associated therewith) together with payment of any resulting Funding Loss PLUS all accrued and unpaid interest on the principal amount prepaid.

     F. SECTION 3.2(c) of the Credit Agreement also requires that, provided no Default or Potential Default exists, mandatory prepayments required to be made under SECTION 3.2(c) be applied in the following order: FIRST to the Facility C Principal Debt (with a matching reduction of the Facility C Commitment); SECOND to installments of principal due under Facility B in the inverse order of maturity; and THIRD to the Facility A Principal Debt (with a matching reduction of the Facility A Commitment).

     G. SECTION 9.2 of the Credit Agreement prohibits any Company from voluntarily prepaying principal of, or interest on, any Debt, OTHER THAN the Obligation, if a Default or Potential Default exists.

     H.   Borrower has requested that Lenders (i) waiver the requirement in
SECTION 3.2(c) of the Credit Agreement that the Facility C Commitment be reduced by the amount of the mandatory prepayment of the net proceeds of the Senior Notes (the "SENIOR NOTES PROCEEDS") and (ii) consent to the Subordination

Terms and Lenders are willing to do so if SECTION 9.2 of the Credit Agreement is amended to prohibit a Company from repaying, repurchasing, redeeming or defeasing Subordinated Debt without the prior written consent of Determining Lenders.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

     1. WAIVER AND CONSENT. Subject to the conditions set forth below, each Lender that has executed this Waiver hereby (a) waivers any violation of, or noncompliance with, any provision of any Loan Document caused solely by the Facility C Commitment not being reduced by the amount of the Senior Note Proceeds (including, without limitation, SECTION 3.2(c) of the Credit Agreement), (b) agrees that upon application of the Senior Notes Proceeds pursuant to this Waiver, the Facility C Commitment will be $40,000,000, which will be split equally between UBS, AG and NationsBank, N.A. ("POST SENIOR NOTES PROCEEDS FACILITY C AVAILABILITY"), (c) agrees not to exercise any of its Rights available under the Loan Documents solely as a result of any such violation or noncompliance described in clause (a) of this PARAGRAPH 1, and
(d) consents to the Subordination Terms. Except as set forth in the immediately preceding sentence, Borrower hereby agrees that such waiver and consent does not constitute a waiver of, or a consent to, any present or future violation of or noncompliance with any provision of any Loan Document or a waiver of each Lender's right to insist upon future compliance with each term, covenant, condition, and provision of the Loan Documents.

     2. THIRD AMENDMENT TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

          (a) SECTION 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in their appropriate alphabetical order:

               (i) "SENIOR NOTES means the 9 1/4% $125,000,000 Senior Subordinated Notes of Borrower due 2009 issued pursuant to the Senior Notes Indenture."

               (ii) "SENIOR NOTES INDENTURE means, with respect to the Senior Notes, the Indenture dated May 5, 1999 among Borrower, as issuer, the Guarantors (as defined therein), and Harris Trust Company of New York, as trustee."

          (b) SECTION 9.2 of the Credit Agreement is hereby amended by adding the following sentence at the end of SECTION 9.2:

          "No Company may repay, repurchase, redeem or defease Subordinated Debt without the prior written consent of Determining Lenders; PROVIDED, HOWEVER, THAT if Borrower has a ratio of Funded Debt to EBITDA for the 12-month period ending on the last day of the immediately preceding month of less than 3.50 to 1.00, then the Companies may use 50% of the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith) received by any Company from the issuance and sale of equity securities (other than sales of Borrower's common stock to employees as a result of the exercise of any options with regard thereto) to repay, repurchase, redeem or defease Subordinated Debt, including, without limitation, the Senior Notes in accordance with the terms of the Senior Notes Indenture."

          3. CONDITIONS. This Waiver shall not be effective until (a) it has been duly executed and delivered by (i) Borrower, (ii) each Guarantor,
(iii) Agent, (iv) Documentation Agent, and (v) at least Determining Lenders, and (b) Borrower has delivered to Agent for the benefit of Lenders a certificate from a Responsible Officer of Borrower that (i) no Default or Potential Default exists under the Credit Agreement, (ii) the Senior Notes have been issued, (iii) no default or event of default exists under the Senior Note Indenture, and (iv) contains a true and complete copy of the Senior Notes Indenture and all material documents or instruments delivered in connection therewith.

          4. DEFAULT. Any breach of the foregoing covenants shall constitute a "Default" under the Credit Agreement.

          5. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Agent and each Lender that: (a) the execution and delivery of this Waiver has been authorized by all requisite action on its part and will not violate its organizational documents; (b) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (EXCEPT to the extent that (i) such representations and warranties speak to a specific date, or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated by the Credit Agreement or the Post Senior Notes Proceeds Facility C Availability); and (c) it is in full compliance with all Loan Documents to which it is a party (EXCEPT for noncompliance cause solely by the Post Senior Note Proceeds Facility C Availability).

          6. MISCELLANEOUS. This Waiver is a Loan Document, and, therefore, this Waiver is subject to the applicable provisions of SECTION 14 of the Credit Agreement, all of which applicable provisions are incorporated herein by reference the same as if set forth herein verbatim. Except as affected by this Waiver, the Loan Documents are unchanged and continue to full force and effect. Borrower agrees that all Loan Documents are unchanged and continue in full force and effect. Borrower agrees that all Loan Documents to which it is a party remain in full force and effect and continue to evidence its legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Wavier). Borrower hereby releases Agent and each Lender from any liability for actions or failures to act in connection with the Loan Documents prior to the date hereof. This Waiver shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

          7. FEES AND EXPENSES. Borrower agrees to pay the reasonable fees and expenses of counsel to Agent for services rendered in connection with the preparation, negotiation and execution of this Waiver.

          8. FORM. Each agreement, document, instrument or other writing to be furnished Agent or Lenders under any provision of this instrument must be in form and substance satisfactory to Agent and its counsel.

          9. COUNTERPARTS. This Waiver may be executed in more than one counterpart, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

          10. FINAL AGREEMENT. THE LOAN DOCUMENTS, AS AMENDED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

          EXECUTED as of the date first written above.


                                       NCI BUILDING SYSTEMS, INC., AS BORROWER


                                       By: /s/ ROBERT J. MEDLOCK
                                           ------------------------------------
                                           Robert J. Medlock
                                           Executive Vice President


                                       NATIONSBANK, N.A. AS ADMINISTRATIVE AGENT
                                       AND A LENDER


                                       By: /s/ Richard L. Nichols, Jr.
                                           ------------------------------------
                                           Richard L. Nichols, Jr.
                                           Vice President

                         UBS AG, STAMFORD BRANCH,
                         AS DOCUMENTATION AGENT AND A LENDER


                         By: /s/ Richard T. Conway
                                 ----------------------------------------------
                         Name:   Richard T. Conway
                                 ----------------------------------------------
                         Title:  Associate Director, Loan Portfolio Support, US
                                 ----------------------------------------------


                         By: /s/ Wilfred Saint
                                 ----------------------------------------------
                         Name:   Wilfred Saint
                                 ----------------------------------------------
                         Title:  Associate Director, Loan Portfolio Support, US
                                 ----------------------------------------------


                         THE BANK OF NOVA SCOTIA, AS A LENDER


                         By:
                                 ----------------------------------------------
                         Name:
                                 ----------------------------------------------
                         Title:
                                 ----------------------------------------------


                         TYLER TRADING INC., AS A LENDER


                         By: /s/ David W. Nabors
                                 ----------------------------------------------
                         Name:   David W. Nabors
                                 ----------------------------------------------
                         Title:  Vice President
                                 ----------------------------------------------


                         UNION BANK OF CALIFORNIA, N.A., AS A LENDER


                         By: /s/ J. Scott Jessup
                                 ----------------------------------------------
                         Name:   J. Scott Jessup
                                 ----------------------------------------------
                         Title:  Vice President
                                 ----------------------------------------------


                         IMPERIAL BANK, AS A LENDER


                         By:
                                 ----------------------------------------------
                         Name:
                                 ----------------------------------------------
                         Title:
                                 ----------------------------------------------

                         FIRST UNION CAPITAL MARKETS, INC.,
                         AS A LENDER


                         By: /s/ C. Jeffrey Seaton
                                 ----------------------------------------------
                         Name:   C. Jeffrey Seaton
                                 ----------------------------------------------
                         Title:  Senior Vice President
                                 ----------------------------------------------


                         COMPAGNIE FINANCIERE DE CIC ET DE
                         L'UNION EUROPEENNE, AS A LENDER


                         By: /s/ Anthony Rock          /s/ Brian O'Leary
                                 ----------------------------------------------
                         Name:   Anthony Rock              Brian O'Leary
                                 ----------------------------------------------
                         Title:  Vice President            Vice President
                                 ----------------------------------------------


                         COMERICA BANK, AS A LENDER


                         By: /s/ Mark B. Grover
                                 ----------------------------------------------
                         Name:   Mark B. Grover
                                 ----------------------------------------------
                         Title:  Vice President
                                 ----------------------------------------------


                         CREDIT LYONNAIS NEW YORK BRANCH,
                         AS A LENDER


                         By:
                                 ----------------------------------------------
                         Name:
                                 ----------------------------------------------
                         Title:
                                 ----------------------------------------------


                         CREDITANSTALTCORPORATEFINANCE,
                         INC., AS A LENDER


                         By:
                                 ----------------------------------------------
                         Name:
                                 ----------------------------------------------
                         Title:
                                 ----------------------------------------------


                         By:
                                 ----------------------------------------------
                         Name:
                                 ----------------------------------------------
                         Title:
                                 ----------------------------------------------

                         GENERAL ELECTRIC CAPITAL
                         CORPORATION, AS A LENDER


                         By: /s/ Robert M. Kadlick
                                 ----------------------------------------------
                         Name:   Robert M. Kadlick
                                 ----------------------------------------------
                         Title:  Duly Authorized Signatory
                                 ----------------------------------------------


                         SOCIETE GENERALE, AS A LENDER


                         By:
                                 ----------------------------------------------
                         Name:
                                 ----------------------------------------------
                         Title:
                                 ----------------------------------------------


                         WACHOVIA BANK, N.A., AS A LENDER


                         By: /s/ Paige D. Mesaros
                                 ----------------------------------------------
                         Name:   Paige D. Mesaros
                                 ----------------------------------------------
                         Title:  Vice President
                                 ----------------------------------------------


                         CIBC, INC., AS A LENDER


                         By:
                                 ----------------------------------------------
                         Name:
                                 ----------------------------------------------
                         Title:
                                 ----------------------------------------------


                         CREDIT AGRICOLE INDOSUEZ, AS A LENDER


                         By:
                                 ----------------------------------------------
                         Name:
                                 ----------------------------------------------
                         Title:
                                 ----------------------------------------------

                         THE FUJI BANK, LIMITED, AS A LENDER


                         By:
                                 ----------------------------------------------
                         Name:
                                 ----------------------------------------------
                         Title:
                                 ----------------------------------------------


                         THE INDUSTRIAL BANK OF JAPAN,
                         LIMITED, AS A LENDER


                         By: /s/ Takuya Honjo
                                 ----------------------------------------------
                         Name:   Takuya Honjo
                                 ----------------------------------------------
                         Title:  Senior Vice President
                                 ----------------------------------------------


                         THE LONG-TERM CREDIT BANK OF JAPAN,
                         LIMITED, AS A LENDER


                         By: /s/ Sadao Muraoka
                                 ----------------------------------------------
                         Name:   Sadao Muraoka
                                 ----------------------------------------------
                         Title:  Head of Southwest Region
                                 ----------------------------------------------


                         SOUTHWEST BANK OF TEXAS, N.A., AS A LENDER


                         By:
                                 ----------------------------------------------
                         Name:
                                 ----------------------------------------------
                         Title:
                                 ----------------------------------------------


                  [CONSENT OF EACH GUARANTOR FOLLOWS ON NEXT PAGE.]

                                 GUARANTORS' CONSENT

Each of the undersigned:

(a) consents and agrees to this Waiver and agrees that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid, and binding obligations of the undersigned enforceable in accordance with their terms;

(b) confirms that Borrower's obligations to each Lender in connection with the Senior Note Proceeds are part of the debt guaranteed and secured by any guaranty or security document to which it is a party;

(c) represents and warrants to each Lender that: (a) the execution and delivery of this Waiver have been authorized by all requisite action on its part and will not violate its organizational documents; (b) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (EXCEPT to the extent that (i) such representations and warranties speak to a specific date, or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated by the Credit Agreement or the Senior Note Proceeds Application); and (c) it is in full compliance with all Loan Documents to which it is a party (EXCEPT for noncompliance caused solely by the Senior Note Proceeds Application).

(d) releases each Lender from any liability for actions or failures to act in connection with the Loan Documents prior to the date hereof.


                                       NCI HOLDING CORP.
                                       NCI OPERATING CORP.
                                       METAL BUILDING COMPONENTS HOLDINGS, INC.
                                       METAL COATERS HOLDING, INC.
                                       METAL COATERS OF CALIFORNIA, INC.


                                       By: /s/ Robert J. Medlock
                                          -------------------------------------
                                           Robert J. Medlock
                                           Vice President


                                       A & S BUILDING SYSTEMS, L.P.
                                       NCI BUILDING SYSTEMS, L.P.
                                       MBCI OPERATING, L.P.
                                       METAL COATERS OPERATING, L.P.


                                       By:  NCI OPERATING CORP.,
                                            as General Partner


                                       By: /s/ Robert J. Medlock
                                          -------------------------------------
                                           Robert J. Medlock
                                           Vice President